                           AVERY DENNISON CORPORATION
                             OFFICERS' CERTIFICATE
                             ---------------------



          Each of the undersigned hereby certifies, pursuant to Sections 102, 201 and 301 of the Indenture, dated as of March 15, 1991, between Avery Dennison Corporation, a Delaware corporation (the "Company"), and Security Pacific National Bank, as Trustee, as amended by a First Supplemental Indenture, dated as of March 16, 1993, between the Company and BankAmerica National Trust Company, as successor Trustee (the "Trustee") (collectively, the "Indenture"), as set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

          A. There is hereby established pursuant to resolutions duly adopted by the Board of Directors of the Company on February 24, 1994 (copies of such resolutions are delivered herewith), a series of Securities to be issued under the Indenture, which shall have the following terms:

               1. The title of the Securities of the series is "Medium-Term Notes, Series B" (the "Notes").

               2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture) is $100,000,000.

               3. The Notes may be issued in the form of one or more Global Securities or in definitive form as determined from time to time by any of the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer or the Senior Vice President, Finance and Chief Financial Officer of the Company (each, a "Designated Person"). The Depository Trust Company shall be the initial Depositary with respect to any of the Notes issued as Global Securities.

               4. Interest payable at Maturity shall be payable to the Person to whom principal is payable.

               5. The date on which the principal of each of the Notes is payable shall be any day from nine months to thirty years from the date of issuance as determined by a Designated Person.

               6. The rate at which each of the Notes shall bear interest shall be established by a Designated Person, and may be either a fixed interest rate (hereinafter, a "Fixed Rate Note") or may vary from time to time in accordance with one of the interest rate formulas (hereinafter, a "Floating Rate Note"), i.e. either the "Commercial Paper Rate," "LIBOR,"
                            ----
     the "CD Rate," the "Federal Funds Rate," the "Treasury Rate," the "Prime Rate" or any other formula established by a Designated Person as more fully described in the forms of Notes included as Exhibit A hereto (collectively, "Exhibit A").

               7. The date from which interest shall accrue for each Note shall be the respective date of issuance of each of the Notes, unless otherwise determined by a Designated Person or as set forth in Exhibit A hereto.

               8. The Interest Payment Dates for Fixed Rate Notes shall be July 15 and January 15 unless otherwise determined by a Designated Person. The Regular Record Dates for the payment of interest on Fixed Rate Notes shall be July 1 and January 1 unless otherwise determined by a Designated Person. The Interest Payment Dates and Regular Record Dates for Floating Rate Notes shall be as set forth in Exhibit A hereto and as determined by a Designated Person.

               9. Interest on the Fixed Rate Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Floating Rate Notes shall be computed on the basis set forth in Exhibit A hereto.

               10.  Payments of principal, premium, if any, and interest on any
     Note issued as Global Securities and any Note issued in definitive form shall be made as set forth in Exhibit A hereto or as determined by a Designated Person.

               11. Unless otherwise established by a Designated Person, the Notes will not be redeemable at the option of the Company. If a Designated Person determines that a Note shall be redeemable at the option of the Company, the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which, any Note may be redeemed, in whole or in part, at the option of the Company shall be established by a Designated Person and include the provisions set forth in Exhibit A hereto.

               12. Unless otherwise established by a Designated Person, the Company shall have no obligation to repay, redeem or purchase any Note pursuant to any sinking fund or analogous provisions or at the option of a holder thereof.

     If any such obligation is established with respect to any Note by a Designated Person, the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which each such Note shall be repaid, redeemed or purchased, in whole or in part, pursuant to such obligation, shall be established by a Designated Person and include the provisions set forth in Exhibit A hereto.

               13. The denominations in which the Notes shall be issuable are $100,000 or any amount in excess thereof which is an integral multiple of $1,000. The authorized denominations of any Note denominated in other than U.S. dollars will be the amount of the Specified Currency (as defined below) for such Note equivalent, at the noon buying rate for cable transfers in The City of New York for such Specified Currency (the "Exchange Rate") on the first Business Day next preceding the date on which the Company accepts the offer to purchase such Note, to U.S. $100,000 (rounded down to an integral multiple of 10,000 units of such Specified Currency) and any greater amount that is an integral multiple of 10,000 units of such Specified Currency.

               14. The currency or currencies in which payment of the principal of, any premium on, or any interest on each of the Notes shall be payable if other than U.S. dollars shall be any one or more foreign or composite currencies (such as the European Currency Unit or "ECUs") as established by a Designated Person (the "Specified Currency").

               15.  Whether the principal of or any premium or interest on each
     Note is to be payable, at the election of the Company or a holder thereof, in a Specified Currency or Specified Currencies, other than that or those in which the Note is stated to be payable, the Specified Currency or Specified Currencies in which payment of the principal of or any premium or interest on each Note as to which such election is made shall be payable, and the period or periods within which and the terms and conditions upon which such election is to be made shall be as set forth in Exhibit A hereto or as established by a Designated Person.

               16. "Business Day," when used with respect to any Place of Payment (as defined below), shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not (i) a day on which banking institutions in the Place of Payment are authorized or obligated by law or executive order to close, and (ii) if the Note is denominated in a Specified Currency, not a day on which banking institutions are authorized or obligated by law or executive order to close in the principal financial center of the country issuing the Specified Currency (which in the case of European Currency Units ("ECUs") shall be Brussels, in which case "Business Day" shall not include any day that is a non-ECU clearing day as determined by the ECU Banking Association in Paris). Unless otherwise determined by a Designated Person, "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

               17. The places where the principal of (and premium, if any) and interest on the Notes are payable shall be the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York or such other location as specified by a Designated Person (each a "Place of Payment").

               18. The Notes may be issued at various times, with different terms as established by a Designated Person, including without limitation, different dates on which the principal or any installment of principal is payable, with different rates of interest or different methods by which rates of interest may be determined, with different dates on which such interest may be payable, with different redemption or payment dates and may be denominated in different currencies or payable in different currencies, or with payments of principal of or any premium or interest on any of the Notes determined by reference to an index, formula or other method or methods.

               19. The terms of the Notes include the provisions of Exhibit A hereto, which is hereby incorporated by reference herein.

          B. The forms of certificates evidencing the Fixed Rate Notes and Floating Rate Notes included in Exhibit A are hereby duly approved.

          C. The appointment of the Trustee as a Paying Agent of the Company under the Indenture, as Calculation Agent and Exchange Rate Agent in connection with the Notes is hereby duly approved.

          D. The undersigned, by execution of this Officers' Certificate, hereby certify that the execution of this Officers' Certificate was duly approved by the Board of Directors of the Company and attached hereto as Exhibit B is a true and correct copy of the resolutions adopted by the Board of Directors of the Company on February 24, 1994 with respect thereto (the "Board Resolutions").

          E. Each of the undersigned has read the provisions of Section 301 of the Indenture and the definitions relating thereto and the Board Resolutions.
In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment of a series of Securities under the Indenture, designated as the Medium-Term Notes in this Officers' Certificate, have been complied with.
In the opinion of each of the undersigned, all such conditions precedent have been complied with.

          F. This Officers' Certificate shall constitute evidence of, and shall be, action by the undersigned as officers designated in the Board Resolutions to determine and establish the specific terms of the Notes.

          IN WITNESS WHEREOF, the undersigned have hereunto executed this Officers' Certificate as of the 29th day of March, 1994.


                                    By   /s/  R. GREGORY JENKINS
                                         ____________________________
                                         R. Gregory Jenkins Senior Vice
                                         President, Finance and Chief Financial
                                         Officer



                                    By   /s/  WAYNE H. SMITH
                                         ____________________________
                                         Wayne H. Smith Vice President and
                                         Treasurer